Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 23, 2012, relating to the financial statements and financial highlights which appear in the August 31, 2012 Annual Reports to Shareholders of iShares MSCI All Country World Minimum Volatility Index Fund, iShares MSCI Australia Index Fund, iShares MSCI Austria Investable Market Index Fund, iShares MSCI Belgium Capped Investable Market Index Fund, iShares MSCI Brazil Index Fund, iShares MSCI BRIC Index Fund, iShares MSCI Canada Index Fund, iShares MSCI Chile Investable Market Index Fund, iShares MSCI Emerging Markets Asia Index Fund, iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund, iShares MSCI Emerging Markets Eastern Europe Index Fund, iShares MSCI Emerging Markets EMEA Index Fund, iShares MSCI Emerging Markets Energy Sector Capped Index Fund, iShares MSCI Emerging Markets Growth Index Fund, iShares MSCI Emerging Markets Index Fund, iShares MSCI Emerging Markets Minimum Volatility Index Fund, iShares MSCI Emerging Markets Small Cap Index Fund, iShares MSCI Emerging Markets Value Index Fund, iShares MSCI EMU Index Fund, iShares MSCI France Index Fund, iShares MSCI Germany Index Fund, iShares MSCI Global Agriculture Producers Fund, iShares MSCI Global Energy Producers Fund, iShares MSCI Global Gold Miners Fund, iShares MSCI Global Select Metals & Mining Producers Fund, iShares MSCI Global Silver Miners Fund, iShares MSCI Hong Kong Index Fund, iShares MSCI Israel Capped Investable Market Index Fund, iShares MSCI Italy Index Fund, iShares MSCI Japan Index Fund, iShares MSCI Japan Small Cap Index Fund, iShares MSCI Malaysia Index Fund, iShares MSCI Mexico Investable Market Index Fund, iShares MSCI Netherlands Investable Market Index Fund, iShares MSCI Pacific ex-Japan Index Fund, iShares MSCI Singapore Index Fund, iShares MSCI South Africa Index Fund, iShares MSCI South Korea Index Fund, iShares MSCI Spain Index Fund, iShares MSCI Sweden Index Fund, iShares MSCI Switzerland Index Fund, iShares MSCI Taiwan Index Fund, iShares MSCI Thailand Investable Market Index Fund, iShares MSCI Turkey Investable Market Index Fund, iShares MSCI United Kingdom Index Fund, iShares MSCI USA Index Fund, and iShares MSCI World Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

December 20, 2012